BLUE CALYPSO REPORTS RECORD REVENUE GROWTH AND GROSS MARGIN FOR Q3

DALLAS, TX – 11/11/14 – Blue Calypso, Inc., (OTCBB: BCYP), developer of patented mobile social advocacy and engagement solutions for retailers and product manufacturers, announced financial results for the third quarter ended September 30, 2014.

Highlights:

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Revenue growth of 154% in Q3 compared to the second quarter of 2014 and 32% growth over third quarter of 2013;

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Achieved 51% gross margins growth over prior year;

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Raised approximately $1.4MM to bolster cash position; and

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Expecting results from Patent Trial and Appeals Board (PTAB) hearing in fourth quarter.

“The third quarter of 2014 was the strongest quarter on record for Blue Calypso,” stated Blue Calypso Co-CEO Bill Ogle. “Our sales are continuing to grow, we have completed major enhancements to our core products, and we expect results in the near term with large customers using our mobile path-to-purchase solutions. In addition, we are excited about the pending PTAB decision regarding our extensive intellectual property portfolio.”

Conference Call

In conjunction with this release, Blue Calypso has scheduled a conference call on Tuesday, November 11, 2014 at 4:30pm EST, 3:30pm CST. Interested parties can access the call by dialing 877-407-8033 (Toll Free) or 201-689-8033 (international), no passcode necessary. You can also access the recorded call until December 11, 2014 at 11:59pm by dialing 877-660-6853 (Toll Free) or 201-612-7415 (international), conference ID# 13595583.

Financial statements and further details are available in the Company’s Form 10-Q to be filed with the Securities and Exchange Commission on November 12, 2014.

About Blue Calypso, Inc.

Blue Calypso, Inc. (OTCBB: BCYP) develops and delivers mobile social advocacy and engagement solutions for retailers and product manufacturers using its patented portfolio of products including Mobile ADvantage™, DashTAGG™ and SocialECHO™. The Company employs their unique digital consumer engagement platform to connect consumers to brands, drive store traffic, increase shopper spend and shorten the path-to-purchase. The Blue Calypso platform includes extensive big data analytics which tracks the spread of shared content, attribution, geo-location and redemption giving brands key insight into the performance of their content and the sentiment of their customers in real-time. For more about the Company please visit www.bluecalypso.com

Forward Looking StatementsStatements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission.

Investor Relations:
Barretto Pacific Corporation
800-368-1217

BLUE CALYPSO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash	$ 1,603,782	$ 1,294,882
Accounts receivable	264,472	64,300
Prepaid expenses	74,762	57,371
Total current assets	1,943,016	1,416,553

Property and equipment, net	7,563	10,009

Other assets:
Capitalized software development costs, net of accumulated amortization of $898,716 and $647,247 as of September 30, 2014 and December 31, 2013, respectively	827,158	984,674

Total assets	$ 2,777,737	$ 2,411,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 46,283	$ 161,225
Accrued expenses	65,685	4,878
Deferred revenue	1,100	-
Convertible notes payable, net of discount of $35,067 and $207,589 as of September 30, 2014 and December 31, 2013, respectively	564,933	242,411
Warrant liability	-	2,030
Total current liabilities	678,001	410,544

Long term debt:
Convertible notes payable, net of discount of $15,830 as of December 31, 2013	-	134,170
Total liabilities	678,001	544,714

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized: Series A convertible preferred stock, $0.0001 par value; 1,700,000 shares designated; 750,068 shares issued and outstanding	75	75
Common stock, $0.0001 par value; 680,000,000 shares authorized, 227,643,460 and 188,237,262 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	22,765	18,824
Additional paid in capital	30,991,695	26,279,393
Accumulated deficit	(28,914,799)	(24,431,770)
Total stockholders' equity	2,099,736	1,866,522

Total liabilities and stockholders' equity	$ 2,777,737	$ 2,411,236

BLUE CALYPSO, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	2014	2013
REVENUE	$ 310,360	$ 235,483
Cost of revenue	186,953	153,989
Gross profit	123,407	81,494

OPERATING EXPENSES:
Sales and marketing	111,313	192,350
General and administrative	1,131,804	1,346,477
Depreciation and amortization	86,904	81,990
Total operating expenses	1,330,021	1,620,817

Loss from operations	(1,206,614)	(1,539,323)

Other income (expense):
Change in fair value of derivative liabilities	-	66,492
Loss on settlement of debt	-	-
Interest expense	(77,802)	(151,672)
Total other (expense) income	(77,802)	(85,180)

NET LOSS	$ (1,284,416)	$ (1,624,503)

Net loss per common share, basic and diluted	$ (0.01)	$ (0.01)

Weighted average common shares outstanding, basic and diluted	217,121,524	151,019,307